Exhibit 99.1
Symyx Technologies Reports 3rd Quarter 2008 Financial Results

Santa Clara, CA, October 29, 2008 – Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the third quarter ended September 30, 2008.

--Revenue: $38.9 million
--Loss per share: ($0.02)
--Cash, cash equivalents and marketable securities: $67.6 million

Commenting on the quarter, Symyx Chief Executive Officer Isy Goldwasser said, “Symyx’s third quarter revenue was below our expectations due to delays in validating and shipping two Symyx Tools systems totaling approximately $4 million at quarter end.  Symyx Software performed to plan, and with the acquisition of Integrity Biosolution, Symyx Research has expanded its service offerings into the growing market for biological formulations.  Looking forward, however, we believe it is likely market conditions will temper near-term customer activity on major capital purchases.”

“For the quarter, loss per share was within our expectations despite lower revenues and incremental operating costs from the Integrity Biosolution acquisition,” added Chief Financial Officer Rex Jackson.  “Symyx ended the quarter with more than $67 million in cash, also consistent with our expectations, and no debt.”

Symyx Third Quarter 2008 Financial Results

Third quarter 2008 revenue includes, by business area:

	Three Months Ended September 30,
	2008	2007

Symyx Research	$7,004	$12,801
Symyx Tools	6,324	7,515
Symyx Software	25,581	5,737
Total	$38,909	$26,053

Expenses include non-cash amortization of intangibles from acquisitions of approximately $0.06 per share, and non-cash, stock-based compensation expense of approximately $0.02 per share.

Cash, cash-equivalents and marketable securities at quarter end totaled $67.6 million, down approximately $20 million from the end of the second quarter and reflecting the expected cyclicality of the company’s operating cash flow, cash expenditures of approximately $10 million in connection with the acquisition of Integrity Biosolution, and receipt of the final $4.8 million from the 2007 sale of the company’s interest in Ilypsa.

Symyx Fourth Quarter and Full-Year 2008 Financial Outlook

For the fourth quarter of 2008, Symyx forecasts revenue of $41-$46 million, and a loss per share of ($0.09)-($0.04).  Expenses include approximately $0.06 per share of amortization of acquisition-related intangibles, and non-cash, stock-based compensation expenses of approximately $0.02 per share.

With these estimates for the fourth quarter, Symyx is reducing its full-year revenue forecast to $157-$162 million, and its full-year earnings outlook to a loss per share of ($0.36)-($0.31).  These estimates do not include approximately $7 million of 2008 deferred revenue resulting from the company’s acquisition of MDL Information Systems, Inc. that Symyx cannot recognize under GAAP and which, if included, would contribute approximately $0.14 per share to Symyx’s operating results for the year. Symyx includes in its estimates non-cash amortization of intangibles from acquisitions of approximately $0.24 per share, and non-cash stock-based compensation expenses of approximately $0.08 per share.

Conference Call and Webcast

A live audio webcast of the call and slide show presentation will accompany management’s discussion today at 5 p.m. Eastern, 2 p.m. Pacific and will be available through the Investors section of Symyx’s website at www.symyx.com.  For audio only, the dial-in numbers are 877-681-3371 (U.S. and Canada) and 719-325-4894 (international).  Symyx will make available a replay of the conference call for approximately two weeks, which may be accessed via Symyx’s website or by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), reservation 8974647.  The webcast and audio presentations are open to all interested parties.

About Symyx
Symyx Technologies, Inc. (Nasdaq: SMMX) enables global leaders in life sciences, chemicals and energy, and consumer and industrial products to optimize and accelerate their scientific research and development.  Through its expertise in scientific informatics management, workflow optimization, and micro-scale, parallel experimentation, Symyx helps companies transform their R&D operations to minimize the time their scientists spend on routine, repetitive tasks and to maximize their return on R&D investments.  Symyx software, tools, and research services enable scientists to design, execute, analyze, and report experimental results faster, easier, and less expensively. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

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Forward-Looking Statements
The statements in this press release under the heading “Symyx Fourth Quarter and Full-Year 2008 Financial Outlook” are forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based upon Symyx’s current expectations, and involve risks and uncertainties.  Symyx’s actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) current material uncertainty in domestic and global economic conditions and in international financial markets may cause customers to delay or cancel significant capital purchases (such as Tools) or software investments; (2) in response to such uncertainty and economic conditions, Symyx may determine it is necessary to take measures to reduce its operating expenses, which may lead to restructuring charges and cash outlays; (3) failure to timely execute against existing contracts in order to recognize committed revenue as planned; (4) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; (5) failure to transition customers to the company’s Isentris platform and Symyx electronic notebook products as quickly as estimated or to execute on software development roadmaps as planned; (6) risks inherent in acquisitions and subsequent integration efforts; and (7) risks associated with export sales and operations.  These and other risk factors are discussed under "Risk Factors" in Symyx’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 filed with the SEC on August 8, 2008. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

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For more information:
Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved.

SYMYX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue:
Service	$18,382	$13,602	$57,137	$40,629
Product	4,819	6,217	14,403	16,699
License fees, content and royalties	15,708	6,234	44,927	19,249
Total revenue	38,909	26,053	116,467	76,577

Costs:
Cost of service	5,044	1,811	14,884	5,334
Cost of products sold	2,079	2,715	6,378	7,628
Cost of license fees, content and royalties	1,410	-	4,328	-
Amortization of intangible assets arising from business combinations	1,864	701	5,431	2,100
Total costs of revenue	10,397	5,227	31,021	15,062

Gross profit	28,512	20,826	85,446	61,515

Operating expenses:
Research and development	18,814	14,163	59,230	44,105
Sales, general and administrative	12,375	9,537	41,896	28,642
Amortization of intangible assets arising from business combinations	1,476	262	4,432	781
Total operating expenses	32,665	23,962	105,558	73,528

Loss from operations	(4,153)	(3,136)	(20,112)	(12,013)
Gain from sale of equity interest in Ilypsa, Inc.	4,939	40,826	4,939	40,826
Interest and other income (expense), net	(1,692)	1,812	704	5,306

Income (loss) before income tax provision and equity in loss	(906)	39,502	(14,469)	34,119

Income tax provision	161	(14,833)	5,407	(11,678)
Equity in loss from investment in Visyx Technologies Inc.	-	(114)	-	(328)

Net income (loss)	$(745)	$24,555	$(9,062)	$22,113

Basic net income (loss) per share	$(0.02)	$0.74	$(0.27)	$0.67

Shares used in computing basic net income (loss) per share	33,788	33,359	33,684	33,142

Diluted net income (loss) per share	$(0.02)	$0.73	$(0.27)	$0.66

Shares used in computing diluted net income (loss) per share	33,788	33,415	33,684	33,521

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	September 30, 2008	December 31, 2007
	(unaudited)	(Note 1)

Cash, cash equivalents and marketable securities	$67,611	$45,472

Accounts receivable, net	$12,866	$23,047

Goodwill and other intangible assets, net	$175,266	$180,515

Total assets	$323,955	$314,982

Deferred revenue	$33,474	$15,905

Stockholders' equity	$246,643	$252,241

Note 1: The selected consolidated balance sheet information at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.